Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report, dated February 21, 2003, included in this Form 10-K in the previously filed Registration Statements of Troy Group, Inc. on Form S-8 (File No. 333-84649 and 333-89589).

MCGLADREY & PULLEN, LLP

/s/ McGladrey & Pullen, LLP

Anaheim, California
March 17, 2003